Exhibit 4.14

AMBIT BIOSCIENCES CORPORATION

AMBIT BIOSCIENCES (CANADA) CORPORATION

TERMINATION AND WARRANT AMENDMENT AGREEMENT

This TERMINATION AND WARRANT AMENDMENT AGREEMENT (this “Amendment”) is made as of May 18, 2012, by and among AMBIT BIOSCIENCES CORPORATION, a Delaware corporation (the “Company”) and the other parties set forth on the signature pages hereto (the “Holders”), each of whom is a party to either (a) that certain Series D-2 and Series D-3 Preferred Stock and Warrant Purchase Agreement, dated May 9, 2011, by and among the Company and the individuals and entities listed on the Schedule of Purchasers attached thereto (the “Purchase Agreement”) or (b) that certain Subscription Agreement, dated May 17, 2011, by and among the Company, Ambit Biosciences (Canada) Corporation (“Ambit Canada”) and GrowthWorks Canadian Fund Ltd. (the “Subscription Agreement”).

RECITALS

WHEREAS, Section 7.6 of the Purchase Agreement provides that the Purchase Agreement may be amended or modified upon the written consent of the Company and holders of at least 60% of the outstanding Shares, including Apposite Healthcare Fund LP (the “Requisite Purchasers”);

WHEREAS, Section 1.07 of the Subscription Agreement provides that the Subscription Agreement may be amended, waived or terminated if such amendment, waiver or termination is executed in writing by the party to be bound thereby; and

WHEREAS, Section 12 of each of the warrants issued pursuant to the Purchase Agreement, and the Subscription Agreement, as applicable, (collectively, the “Warrants”) provides that any term of the Warrants may be amended or waived with the written consent of the Company and the Requisite Purchasers; and

WHEREAS, the undersigned constitute the Requisite Purchasers and desire to terminate the Purchase Agreement and Subscription Agreement and amend the Warrants as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Effective and contingent upon the first closing of a convertible debt financing between the Company and a majority of the Holders in which the aggregate investment in the Company is not less than $7,066,803.80, the Purchase Agreement shall be terminated and shall be of no further force or effect. For the avoidance of doubt, if the termination provided for in the preceding sentence occurs prior to the date of the Second Tranche Closing (defined in the Purchase Agreement), such termination shall include the termination of any obligation of the Company to issue, and the Holders to purchase, Shares (defined in the Purchase Agreement) in the Second Tranche Closing.

2. Effective and contingent upon the first closing of a convertible debt financing between the Ambit Canada and GrowthWorks Canadian Fund Ltd., or any of its affiliates, in which the aggregate investment in Ambit Canada is not less than $933,196.20, the Subscription Agreement shall be terminated and shall be of no further force or effect. For the avoidance of doubt, if the termination provided for in the preceding sentence occurs prior to the date of the Second Tranche Closing (defined in the Subscription Agreement), such termination shall include the termination of any obligation of Ambit Canada to issue, and the GrowthWorks Canadian Fund Ltd. to purchase, Shares (defined in the Subscription Agreement) in the Second Tranche Closing (defined in the Subscription Agreement).

3. Section 2(b) of each Warrant is hereby amended to delete Section 2(b)(ii) in its entirety and replace with “[Reserved]”.

4. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5. This Amendment shall be governed by and construed under the laws of the State of California, as applied to agreements among California residents entered into and to be performed entirely within California.

6. Except as specifically amended by this Amendment, all other terms and conditions of the Warrants shall remain in full force and effect in accordance with their terms without modification.

[Remainder of Page Intentionally Left Blank]

2.

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

COMPANY: AMBIT BIOSCIENCES CORPORATION		AMBIT BIOSCIENCES (CANADA) CORPORATION

Signature:	/s/ Michael A. Martino	Signature:	/s/ Michael A. Martino

Print Name:	Michael A. Martino	Print Name:	Michael A. Martino

Title:	President and CEO	Title:	President and CEO

Address:	4215 Sorrento Valley Blvd. San Diego, CA 92121

[Signature Page to Termination and Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS: APPOSITE HEALTHCARE FUND LP ACTING BY ITS MANAGER, APPOSITE CAPITAL

By:	/s/ A Marchington

Name:	A Marchington

Title:	Partner

[Signature Page to Termination and Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS: FORWARD VENTURES IV, L.P. BY: FORWARD IV ASSOCIATES LLC

By:	/s/ Standish Fleming

Name:	Standish Fleming

Title:	Managing Member

FORWARD VENTURES IV B, L.P. BY: FORWARD IV ASSOCIATES LLC

By:	/s/ Standish Fleming

Name:	Standish Fleming

Title:	Managing Member

[Signature Page to Termination and Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS: GENECHEM THERAPEUTICS VENTURE FUND L.P.

By:	/s/ Louis Lacasse

Name:	Louis Lacasse

Title:	President

[Signature Page to Termination and Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS: GROWTHWORKS CANADIAN FUND, LTD. BY ITS MANAGER, GROWTHWORKS WV MANAGEMENT LTD.

By:	/s/ Tim Lee

Name:	Tim Lee

Title:	SVP Investments

[Signature Page to Termination and Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS: GIMV NV

By:	/s/ Edmond Bastijns

Name:	Edmond Bastijns

Title:	GIMV Partner

By:	/s/ Alex Brabers

Name:	Alex Brabers

Title:	GIMV Partner

ADVIESBEHEER GIMV LIFE SCIENCES 2004 NV

By:	/s/ Edmond Bastijns

Name:	Edmond Bastijns

Title:	GIMV Partner

By:	/s/ Alex Brabers

Name:	Alex Brabers

Title:	GIMV Partner

[Signature Page to Termination and Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS: HORIZON TECHNOLOGY FUNDING COMPANY II LLC BY: HORIZON TECHNOLOGY FINANCE MANGEMENT LLC, ITS AGENT

By:	/s/ Robert D. Pomeroy, Jr.

Name:	Robert D. Pomeroy, Jr.

Title:	Chief Executive Officer

[Signature Page to Termination and Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS: MEDIMMUNE VENTURES, INC.

By:	/s/ Ron Laufer

Name:	Ron Laufer

Title:	SR. Managing Director

[Signature Page to Termination and Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS: ORBIMED PRIVATE INVESTMENTS III, LP

By:	/s/ Carl Gordon

Name:	Carl Gordon

Title:	Member

ORBIMED ASSOCIATES III, LP

By:	/s/ Carl Gordon

Name:	Carl Gordon

Title:	Member

[Signature Page to Termination and Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS: PERSEUS-SOROS BIOPHARMACEUTICAL FUND, LP

By:	/s/ Lloyd Appel

Name:	Lloyd Appel

Title:	CFO

[Signature Page to Termination and Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS: PHARMABIO DEVELOPMENT INC.

By:	/s/ Michael Troullis

Name:	Michael Troullis

Title:	President

[Signature Page to Termination and Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS: RADIUS VENTURE PARTNERS III, L.P.

By:	/s/ Jordan S. Davis

Name:	Jordan S. Davis

Title:	Managing Member

RADIUS VENTURE PARTNERS III QP, L.P.

By:	/s/ Jordan S. Davis

Name:	Jordan S. Davis

Title:	Managing Member

RADIUS VENTURE PARTNERS III (OHIO), L.P.

By:	/s/ Jordan S. Davis

Name:	Jordan S. Davis

Title:	Managing Member

[Signature Page to Termination and Warrant Amendment Agreement]

IN WITNESS WHEREOF, the parties hereto have executed the Amendment as of the date set forth in the first paragraph hereof.

HOLDERS: ROCHE FINANCE LTD

By:	/s/ Andreas Knierzinger

Name:	Andreas Knierzinger

Title:	Authorized Signatory

By:	/s/ Carole Nuechterlein

Name:	Carole Nuechterlein

Title:	Authorized Signatory

[Signature Page to Termination and Warrant Amendment Agreement]